Exhibit 4.14.6

AGREEMENT No.
on Amendments to Agency Agreement No.34-06-03 dated February 22nd, 2006

Moscow	200

Open Joint-Stock Company Long Distance and International Telecommunications Rostelecom, hereinafter referred to as “Rostelecom” represented by its Director General K.Yu. Solodukhin, acting on the basis of the Articles of Association, on the one part, and Sibirtelecom Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by its Director General Mr. A.I. Isaev, acting on the basis of the Articles of Association, on the other part, jointly referred to as the “Parties”, have made this Agreement as follows:

1.                  Agency Agreement No. 34-06-03 dated February 22nd, 2006 shall be revised in compliance with Appendix No.1 to this Agreement.

2.                  Any financial obligations arisen and not fulfilled prior to this Agreement taking effect shall be performed in compliance with Agency Agreement No. 34-06-03 dated February 22nd, 2006 in force prior to the effective date of this Agreement.

3.                  This Agreement shall take effect from its signing by the Parties. The rights and obligations of the Parties shall arise after approval by the authorized management authorities of the Parties in case such resolution is required in compliance with the current laws of the Russian Federation.

4.                  This Agreement shall be made in duplicate with the same legal effect with one copy for each Party.

5.                  Addresses and banking details of the Parties

Complete or shortened name of the company	Rostelecom OJSC	Sibirtelecom OJSC
Address	Russia, 191002, St. Petersburg, 15, Dostoevskogo Street	Russia, 630099, Novosibirsk, 53, Gorkogo Street
Address for correspondence	Russia, 630082, Novosibirsk, 33, 2nd Soyuza Molodezhi Street	Russia, 630099, Novosibirsk, 53, Gorkogo Street
Telephone (at the postal address)	(383-2) Tel. 22-36-56, Fax 28-24-53	(383-2) Tel. 19-11-06, Fax. 23-54-45
Settlement account:	S/account 40702810044090100360, C/account 30101810500000000641, BIC 045004641	S/account 40702810144070102945, C/account 30101810500000000641, BIC 045004641
Complete name of the bank	Siberian bank of Sberbank of the Russian Federation, Novosibirsk, Central Sberbank Department No. 0139/0279	Siberian bank of Sberbank of the Russian Federation, Novosibirsk, Central Sberbank Department No.139
Identification number TIN/KPP	7707049388 / 540202001	5407127828 / 997760001
Standard Industrial Classification Code (OKVED)	64.20	64.20
OKPO	17514186	01158832

Signatures of the Parties:

Rostelecom	Operator:
Director General	Director General

Rostelecom OJSC	Sibirtelecom OJSC

Mr. K.Yu. Solodukhin	Mr. A.I. Isaev
, 200	, 200
Seal here	Seal here

APPENDIX No.1 to AGREEMENT No.

dated November 01st, 2008

on Amendments to Agency Agreement No.34-06-03 dated February 22nd, 2006

Agency Agreement No.34-06-03

Moscow	, 2008

Rostelecom Open Joint-Stock Company of Long Distance and International Communication, hereinafter referred to as “Rostelecom” represented by its Director General K.Yu. Solodukhin, acting on the basis of the Articles of Association, on the one part, and Sibirtelecom Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by its Director General Mr. A.I. Isaev, acting on the basis of the Articles of Association, on the other part, jointly referred to as the “Parties”, have made this Agreement as follows:

1.                                      TERMS AND DEFINITIONS

In this Agreement the following terms shall have the following meanings unless otherwise directly stated herein:

1.1.                            “Agreement” shall mean this Agreement with any Appendixes, Amendments, Modifications and Additional Agreements hereto.

1.2.                            “Users” shall mean any legal entities and individuals requesting and (or) using telephone communication services by Rostelecom through the Operator.

1.3.                            “Reporting Period” shall mean a calendar month during which agreements were made with Users on behalf and at the expense of Rostelecom.

1.4.                            “Accounting Period” shall mean a calendar month starting directly after the Reporting Period.

1.5.                            “Agreement Forms” shall mean an agreement form for Rostelecom long distance and international communication services to Users, the obligation for executing which shall be borne by the Operator in compliance with this Agreement.

1.6.                            “Additional Agreement Forms” shall mean any additional agreement forms for Rostelecom long distance and international communication services to Users, the obligation for executing which shall be borne by the Operator in compliance with this Agreement.

1.7.                            “Instructions” shall mean a document attached to each Agreement Form and Additional Agreement Form defining the maximum amount of amendments which may be made to agreements and/or additional agreements with Users executed by the Operator in compliance with this Agreement as compared to the corresponding Agreement Form and/or Additional Agreement Form.  The requirements to the Instruction content and application are given in Appendix No.2 hereto.

2.                                      SUBJECT OF AGREEMENT

2.1.                            In compliance with this Agreement the Operator shall carry out on behalf and at the expense of Rostelecom the following legal and other actions:

2.1.1.                   make on Rostelecom’s behalf using one of the Agreement Forms approved by the Parties in compliance with Appendix No.1 hereto, agreements for long distance and international communication services provided by Rostelecom with Users.

2.1.2.                   make, if required, on Rostelecom’s behalf using one of the Additional Agreement Forms approved by the Parties in compliance with Appendix No.1 hereto, additional agreements for long distance and international communication services provided by Rostelecom with Users.

3.                                      GENERAL REQUIREMENTS TO EXECUTING ORDERS

3.1.                            When signing agreements and/or additional agreements with Users as specified in Clauses 2.1.1 and 2.1.2 according to the Agreement Forms and/or Additional Agreement Forms approved by the Parties, the Operator may not concede from the contractual terms prescribed by the corresponding Agreement

Form and/or Additional Agreement Form, except for any cases directly specified by the Instructions to the corresponding Agreement Form and/or Additional Agreement form. If any User does not agree to sign the agreement on the terms prescribed by the Agreement Form and/or Additional Agreement Form and suggests amending such terms, the Operator may agree to such amendments without a prior written consent from Rostelecom only to the extent allowed by the Instructions to the corresponding Agreement Form and/or Additional Agreement Form.

4.                                      MAKING AGREEMENTS WITH USERS

4.1.                            When any User (or his/its duly authorized representative) applies to the Operator in writing to sign an agreement for Rostelecom long distance and international communication services, the Operator shall promptly sign with such User an agreement using one of the Agreement Forms approved by Rostelecom in compliance with Appendix No.1 hereto.

4.2.                            The agreement and/or additional agreement with any User shall be signed in duplicate and sealed by the User (if such User is a legal entity) and the Operator. One copy shall be provided to the User and the other shall be sent to Rostelecom within the month when such agreement and/or additional agreement was signed but no later than the 4th day of the month following the month when it was signed, which is confirmed by a report in the form specified in Appendix No.3 hereto. In case any signed agreement is received after the 4th day of the month following the month when such agreement with the User was signed, it shall be reported in the months following the month of its signing.

4.3.                            If any User makes any suggestions regarding the Agreement Form and/or Additional Agreement Form not specified by the Parties in the Instructions attached to the Agreement Form and/or Additional Agreement Form, the Operator shall send the suggestions of such User to Rostelecom within the term and in compliance with the procedure prescribed by the Instructions and shall not make the Agreement and/or Additional Agreement with such User until receipt of the corresponding written instructions from Rostelecom. After receipt by the Operator of any suggestions regarding the Agreement Form and/or Additional Agreement Form from any User and until receipt of the corresponding written instructions from Rostelecom, the Operator shall not be responsible for performing the agency functions regarding such User. If the Operator receives instructions from Rostelecom not to sign an agreement and/or additional agreement subject to the User’s suggestions, the Operator shall not be responsible for performing the agency functions regarding such User.

5.                                      AGENCY COMMISSION

5.1.                            For performing the agency functions in compliance with this Agreement, Rostelecom shall pay the following remuneration to the Operator:

5.1.1.                   For each agreement signed with a Corporate User which is a state-funded organization in compliance with Clause 2.1.1 hereof — a one-time fee of 200 (two hundred) rubles (without VAT) calculated at the rate effective on the corresponding billing date.

For each agreement signed with a Corporate User which is not a state-financed organization in compliance with Clause 2.1.1 hereof — a one-time fee of 500 (five hundred) rubles (subject to additional information in the report according to Form 2.1), without VAT, calculated at the rate effective on the corresponding billing date.

For each agreement signed with an Individual User in compliance with Clause 2.1.1 hereof — a  one-time fee of 50 (fifty) rubles (without VAT) calculated at the rate effective on the corresponding billing date.

5.1.2.                   For each additional agreement signed to the agreement for Rostelecom long distance and international communication services with a Corporate User in compliance with Clause 2.1.2 hereof — a one-time fee 50 (fifty) rubles (without VAT) calculated at the rate effective on the corresponding billing date.

For each additional agreement signed to the agreement for Rostelecom long distance and international communication services with an Individual User in compliance with Clause 2.1.2 hereof — a one-time fee 10 (ten) rubles (without VAT) calculated at the rate effective on the corresponding billing date.

6.                                      REPORT AND SETTLEMENT PROCEDURE

6.1.                            Settlements between the Parties shall be made on a monthly basis in compliance with this Agreement and the Operator’s Report on performance of the agency functions (“Operator’s Report”) in the form attached in Appendix No.3.

6.2.                            By the 8th day of the Accounting Period the Operator shall send to Rostelecom the Operator’s Report and a bill for payment. The invoice shall be provided within the terms prescribed by the tax laws of the Russian Federation. A copy of the Operator’s Report, bill for payment and invoice shall be sent to Rostelecom by fax with a delivery confirmation. Their originals shall be sent by a registered letter with a delivery confirmation. The date of the document delivery shall be the date of their receipt by fax.

6.3.                            Rostelecom shall review the documents provided by the Operator and in case Rostelecom has no objections, it shall approve the Operator’s Report within 2 (two) business days after receiving the Operator’s Report by fax. In case Rostelecom has any comments on the documents provided by the Operator, Rostelecom shall inform the Operator thereof in writing within 2 (two) business days after receiving the documents by fax.  Rostelecom shall approve the Operator’s Report with its comments on it. A copy of the approved Operator’s Report shall be sent to the Operator by fax with a delivery confirmation. The original documents shall be sent by registered letter with a delivery confirmation. The date of the document delivery shall be the date of their receipt by fax.

6.4.                            Within 10 (Ten) business days after receiving the bill, Rostelecom shall pay the Operator its remuneration defined in compliance with Clause 5.1  hereof for performing the agency functions. In case the Operator’s Report is approved with comments, settlements shall be made for the uncontested amount.

6.5.                            To eliminate any defects regarding documents provided by the Operator the Parties shall carry out further negotiations and shall inspect/itemize the issues in question within 10 business days after Rostelecom sent a written notice of its objections to the Operator. According to the data verification results the Parties shall execute and sign the reconciliation report for the amount of services provided by the Parties (hereinafter referred to as the “Reconciliation Report”) and, if required, shall recalculate payments for any further Accounting Periods. The signing of the Reconciliation Report by the Parties shall mean approval of the Operator’s Report by Rostelecom.

6.6.                            On a quarterly basis and if required Rostelecom and the Operator shall reconcile their calculations. The reconciliation report shall be made by the interested Party in duplicate and shall be signed by the authorized representatives of the Parties. The Party which receives the Reconciliation Report shall sign it or provide its objections regarding the validity of the information it contains within 20 (twenty) days after receipt of the Reconciliation Report.

7.                                      LIABILITY OF THE PARTIES.

7.1.                            The Parties shall be liable for failure to fulfill or improper fulfillment of their obligations under this Agreement in compliance with the procedure and to the extent prescribed by the current laws of the Russian Federation and this Agreement.

7.2.                            Any actual damage incurred by either Party due to failure to fulfill or improper fulfillment by the other Party of its contractual obligations under this Agreement shall be reimbursed.

7.3.                            In case of violation by either Party of the terms for fulfillment of its obligations under this Agreement or their improper performance, the Party in default shall pay to the other Party upon demand a penalty of 0.01% of the total agency fee specified in Clause 5.1.1 and 5.1.2 hereof for the calendar month when such violation took place, for each day of delay in proper fulfillment of its obligations but no more than 10% of such agency fee.  The penalty shall be paid within 10 business days after receipt of the corresponding request from the other Party.

8.                                      CONFIDENTIALITY.

8.1.                            The confidentiality conditions prescribed by Confidentiality Agreement No. 38-06-30 dated August 30th, 2006 signed by the Parties shall fully apply to the legal relations between the Parties under this Agreement.

8.2.                            Any information exchange between the Parties under this Agreement shall be done in a way providing for its confidentiality in compliance with the Confidentiality Agreement.

9.                                      TERM OF AGREEMENT AND CANCELLATION PROCEDURE.

9.1.                            This Agreement shall be valid for one year and shall take effect when signed by the Parties. Unless either Party announces the termination of this Agreement 30 (thirty) calendar days prior to its expiration, the Agreement shall be automatically extended for each following year. The number of terms for which the Agreement may be extended shall not be limited.

9.2.                            This Agreement may be cancelled pre-term upon consent of the Parties or on any other grounds prescribed by the current laws of the Russian Federation.

9.3.                            Upon cancellation of this Agreement the Parties shall complete all mutual settlements within thirty days after the cancellation date.

10.                               OTHER TERMS.

10.1.                      This Agreement is made in duplicate with one copy for each Party having the same legal effect.

10.2.                      Neither Party may transfer its rights and obligations under this Agreement without a prior written consent of the other Party.

10.3.                      The Parties shall acknowledge each other’s rights for any trademarks and trade names and shall not use them in any way without a prior written consent. This clause shall remain in force after termination of this Agreement.

10.4.                      To inform the Operator of any agreements with Users made by Rostelecom independently, Rostelecom shall send a list of such agreements made within the Reporting Period to the Operator on a monthly basis by the 25th day of the Reporting Period.

10.5.                      Any notices and communications may be sent by the Parties by facsimile, electronic mail, registered mail or courier with a delivery confirmation.   A delivery confirmation for an electronic mail shall be a confirmation of delivery by the corresponding mail software and in case of delivery be facsimile - a copy of notice with the proper mark (report) of the sending fax on the proper transmission of the message to the corresponding telephone number.

10.6.                      List of Appendixes:

Appendix No.1 Approval Procedure for Agreement Forms, Additional Agreement Forms and Instructions to them.

Appendix No.2 Requirements to the Contents of Instructions and their Application.

Appendix No.3 Forms for the Operator’s Report on Agency Functions Performance.

10.7.                      Either Party to this Agreement may make suggestions for amending it. Any modifications and amendments properly agreed and executed shall form an integral part of this Agreement.

10.8.                      10.8. The Operator may require Rostelecom to increase the remuneration prescribed by Clause 5 hereof no sooner than March 01st, 2009. If Rostelecom does not agree to increase the remuneration for any activities within 30 days after receipt of the corresponding request in compliance with this Agreement, the Operator may stop performing its obligation regarding the activities on which the Parties failed to reach an agreement to increase the agency fee.

11.                               SIGNATURES AND BANKING DETAILS OF THE PARTIES

Complete or shortened name of the company	Rostelecom OJSC	Sibirtelecom OJSC
Address	Russia, 191002, St. Petersburg, 15, Dostoevskogo Street	Russia, 630099, Novosibirsk, 53, Gorkogo Street
Address for correspondence:	Russia, 630082, Novosibirsk, 33, 2nd Soyuza Molodezhi	Russia, 630099, Novosibirsk, 53, Gorkogo Street
Telephone Telephone (at the postal address)	(383-2) Tel. 22-36-56, Fax 28-24-53	(383-2) Tel. 19-11-06, Fax. 23-54-45
Settlement account:	S/account 40702810044090100360, C/account 30101810500000000641, BIC 045004641	S/account 40702810144070102945, C/account 30101810500000000641, BIC 045004641
Complete name of the bank	Siberian bank of Sberbank of the Russian Federation, Novosibirsk, Central Sberbank Department No.0139/0279	Siberian bank of Sberbank of the Russian Federation, Novosibirsk, Central Sberbank Department No.139
Identification number TIN/KPP	7707049388 / 540202001	5407127828 / 997760001
Standard Industrial Classification Code (OKVED)	64.20	64.20
OKPO	17514186	01158832

Rostelecom:	Operator:
Director General	Director General

Rostelecom OJSC	Sibirtelecom OJSC

Mr. K.Yu. Solodukhin	Mr. A.I. Isaev

, 200	, 200

Seal here	Seal here

APPENDIX No.1

to Agency Agreement No.34-06-03 (revision 2)

dated                                              , 200

Approval Procedure for Agreement Forms,

Additional Agreement Forms and Instructions for them

1.                  Within 10 (ten) business days after signing this Agreement Rostelecom shall send to the Operator all the Agreement Forms and Additional Agreement Forms. Rostelecom shall send the Agreement and Additional Agreement Forms to the Operator with Instructions to each Agreement Form and each Additional Agreement Form.

2.                  All the Agreement Forms, Additional Agreement Forms and the corresponding Instructions shall be sent in duplicate with the mark “Approved” on each Agreement Form, Additional Agreement Form and each Instruction signed by Rostelecom authorized representative and with Rostelecom seal.

3.                  Within 10 (ten) business days after receipt of the Agreement Forms and Additional Agreement Forms from Rostelecom, the Operator shall approve such forms and send one copy of each Agreement Form and Additional Agreement Form to Rostelecom with the mark “Approved” on each Agreement Form and Additional Agreement Form signed by the Operator’s authorized representative and with the Operator’s seal.

4.                  If the Operator has no suggestions for amending the Instructions, the Operator shall send one copy of each approved Instructions to Rostelecom with the Agreement Forms and Additional Agreement Forms in compliance with Clause 3 of this Appendix. Each copy of the Instructions shall be approved in compliance with the procedure prescribed for approval of Agreement Forms in compliance with Clauses 2 and 3 of this Appendix.

5.                  If the Operator has any suggestions for amending the Instructions, the Operator shall within 10 (ten) calendar days after receipt of the Instructions from Rostelecom send its suggestions to Rostelecom.

6.                  In case Rostelecom accepts the Operator’s suggestions for amending the Instructions, it shall send the amended Instructions to the Operator for approval within 10 (ten) calendar days after receipt of the Operator’s suggestions. The approval procedure shall be repeated in compliance with Clause 3 of this Appendix.

7.                  If Rostelecom does not accept the Operator’s suggestions for amending the Instructions, the Parties shall carry out negotiations within 20 (twenty) calendar days after receipt by Rostelecom of the corresponding suggestions for amending the Instructions from the Operator.

8.                  In case the Parties fail to reach an agreement in compliance with Clause 7 regarding amending the corresponding Instructions, such Instructions shall be approved by the Parties in Rostelecom’s revision in compliance with the procedure prescribed by Clause 3 of this Appendix.

9.                  If within the term of this Agreement Rostelecom develops any Agreement Forms and/or Additional Agreement Forms other than those agreed in compliance with Clauses 1-8 of this Appendix, Rostelecom may send such Agreement Forms and/or Additional Agreement Forms to the Operator. In such case the Parties shall complete the approval procedure prescribed by Clauses 1-8 of this Appendix.

Rostelecom:	Operator:
Director General	Director General

Rostelecom OJSC	Sibirtelecom OJSC

Mr. K.Yu. Solodukhin	Mr. A.I. Isaev

, 200	, 200

Seal here	Seal here

APPENDIX No.2

to Agency Agreement No.34-06-03 (revision 2)

dated                               , 2007

Requirements to the Contents of Instructions and their Application

1.              The Instructions provided in compliance with Clauses 1 and 2, Appendix No.1 hereto shall contain the following:

•                  indication of any provisions (clauses, articles, sections, etc.)  of the Agreement Forms and/or Additional Agreement Forms which may be amended;

•                  character or extent of possible amendments.

2.              The Instructions provided in compliance with Clauses 1 and 2, Appendix No.1 hereto shall contain the following:

•                  alternative revisions of provisions (clauses, articles, sections, etc.) of the Agreement Forms and/or Additional Agreement Forms which may be amended;

•                  variability of amendments (for instance, a 10-day term may be extended by no more than 10 days);

•                  additional explanations to Agreement Forms and/or Additional Agreement Forms.

3.              When signing agreements and/or additional agreements with Users as specified in Clauses 2.1.1 and 2.1.2 hereof, the Operator may amend the Agreement Forms and/or Additional Agreement Forms only to the extent allowed by the corresponding Instructions and only if such amendments are initiated by the User in writing (for instance, in a discrepancy report sent to the Operator).

Rostelecom:	Operator:
Director General	Director General

Rostelecom OJSC	Sibirtelecom OJSC

Mr. K.Yu. Solodukhin	Mr. A.I. Isaev

, 200	, 200

Seal here	Seal here

Appendix No.3

to Agency Agreement No.34-06-03 (revision 2)

dated                             , 200

Form of the Operator’s Report

on Agency Functions Performance

under Agreement No.                   dated

for                              month (reporting period)                   year.

Form 1. The Operator’s Report on agreements with Users for communication services in the reporting period in compliance with Clause 2.1.1. hereof and additional agreements with Users in the reporting period in compliance with Clause 2.1.2 hereof.

	Number of agreements signed in the reporting period	Branch 1	Branch 2	Branch 3	...	Total in the reporting period	Fee per agreement, rub.	Total fee, rub. without VAT
1.	Agreements with Users
1.1.	with companies which are not state-financed organizations
1.2.	with companies which are state-financed organizations
1.3.	with individuals
2.	Additional agreements with Users
2.1.	with companies which are not state-financed organizations
2.2.	with companies which are state-financed organizations
2.3.	with individuals

Note:

1.               Reports by the Operator’s branches in Form 2.1, 2.2, 2.3 shall be attached to the Operator’s Report in Form 1.

The Report in Forms 2.1, 2.2, 2.3 shall be approved by the manager of the Operator’s branch.

Form 2.1. Report by the Operator’s branch                      for                       , 200  on agreements/additional agreements with Corporate Users which are not state-financed organizations.

Branch	No.	Corporate User’s name	TIN	Unique account number	Agreement/ additional agreement number	Category of communication end cap	Agreement date	Document certifying the transfer by the Operator of the signed agreements to Rostelecom OJSC
Agreements

	1	Ptizefabrika OOO
2

Additional agreements
1

Form 2.2. Report by the Operator’s branch                      for                       , 200  on agreements/additional agreements with Corporate Users which are state-financed organizations.

Branch	No.	Corporate User’s name	TIN	Unique account number	Agreement/ additional agreement number	Agreement date	Document certifying the transfer by the Operator of the signed agreements to Rostelecom OJSC
Agreements

	1	Gorsvet MU
2

Additional agreements
1

Form 2.3. Report by the Operator’s branch                      for                       , 200  on agreements/additional agreements with Individual Users.

Branch	No.	Individual User	Unique account number	Agreement/ additional agreement number	Agreement date	Document certifying the transfer by the Operator of the signed agreements to Rostelecom OJSC
Agreements

	1	I.I. Ivanov
2

Additional agreements
	1	P.P. Petrov

The Operator’s fee is                                                rub. without VAT.

The VAT of 18% is                                                                  rub.

The total Operator’s fee is                                            rub. without VAT.

Rostelecom: (Territorial Administration)	Operator: ( branch of the Operator)

/ /	/ /
Seal here	Seal here

Rostelecom:	Operator:
Director General	Director General

Rostelecom OJSC	Sibirtelecom OJSC

Mr. K.Yu. Solodukhin	Mr. A.I. Isaev

, 200	, 200
Seal here	Seal here